Exhibit 23.4

PricewaterhouseCoopers Auditores, S.L.

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-58298, No. 333-129152, No. 333-147448, No. 333-161459, No. 333-168588 and No. 333-183142), of our report dated June 17, 2014, relating to the financial statements of Hotel Ritz Madrid S.A., which appears in this Amendment No. 1 to the Annual Report on Form 10-K of Belmond Ltd. and subsidiaries for the year ended December 31, 2015.

PricewaterhouseCoopers Auditores, S.L.
Madrid, Spain
June 17, 2016